EXHIBIT 5

                Form of Application for Variable Annuity Contract


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Ameritas Life Insurance Corp. (ALIC)
P.O. Box 81889 o Lincoln, NE 68501-1889
A Nebraska Corporation

1010

Application for GenesisVariable Annuity

Payments and termination values provided by this contract are variable and are not guaranteed as to fixed dollar amount. Please print clearly in black ink. This form will be photocopied.

1 Owner(s)

OWNER (required)

If a Trust, give Trustee, Trust Name & Trust Date.
Name: Last / First / MI    Social Security # / Tax ID #
All correspondence will be sent to this address.
Address                    Date of Birth: month day year
City / State / ZIP         If Trust, Trust date: month day year
Daytime Phone              _ Male _ Female
E-mail Address
JOINT OWNER

OPTIONAL

Name: Last / First / MI    Social Security #
Address                    Date of Birth: month day year
City / State / ZIP         _ Male _ Female
Daytime Phone              E-mail Address
2 Annuitant(s)

Complete only if different from the Owner(s)
Full Name                  Social Security #
Relationship to Owner(s)   Date of Birth: month day year
Address                    If Trust, Trust date: month day year
City / State / ZIP         _ Male _ Female
Daytime Phone              E-mail Address

JOINT ANNUITANT (Spouse only unless Home Office approval)
OPTIONAL
Name: Last / First / MI    Social Security #
Address                    Date of Birth: month day year
City / State / ZIP         _ Male _ Female
Daytime Phone              E-mail Address
3 Beneficiary
Death benefit proceeds are payable to the primary beneficiaries. Contingent beneficiaries receive proceeds only if no primary beneficiaries are alive upon death of the Owner. Primary Contingent Name Name Relationship to Owner Relationship to Owner Name Name Relationship to Owner Relationship to Owner Unless you indicate otherwise, multiple beneficiaries will be paid equally to those who are alive upon death of Owner.

5 Type of Plan
_ Nonqualified        Qualified:

   _ 408(b) IRA          _ 408(p) SIMPLE IRA    _ 401(a) Pension/Profit Sharing
   _ 408(k) SEP-IRA      _ 408(a) ROTH IRA _ 401(k) Profit Sharing

NOTE FOR ARIZONA RESIDENTS: On written request, we will provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the policy for which you are applying. If you are not satisfied, you may return the policy to us or the selling agent within ten days of the date of delivery of the policy (thirty days if you are age 65 or older). The amount of the refund will be equal to that permitted by Arizona Insurance Code.


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1150     1010

6 Initial Payment*

Please indicate if any part of the total payment will be from other sources.
* All premium checks must be made payable to Ameritas Life Insurance Corp.
Do not leave the payee blank or make check payable to the representative/agent.
_ Check for . . . . . . . . . . $   _ Transfer . . . . . . . . . . . $
enclosed with this application.     _ Rollover . . . . . . . . . . . $
_ 1035 Exchange . . . . . .         _ Direct Rollover. . . . . . $
Name of Company                     Total Payment . . . . . . . $
                                    Tax Year for Payment . . .

7 Allocation

Use whole percentages. Fractional % will be rounded.Allocations must total 100%. Pro Funds

 --------------------------------------- ---------------------------------------
 CLASSIC                     INVERSE

 _____% Bull                 _____% Bear
 _____% Small-Cap            _____% Short Small-Cap      ____% Access High Yield
 _____% OTC                  _____% Short OTC
 _____% Mid-Cap Value        SECTOR
 _____% Small-Cap Value      _____% Oil & Gas              _____% Money Market
 _____% Europe 30            _____% Precious Metals
 ULTRA                       _____% Real Estate                 100% TOTAL
 _____% UltraBull            BOND BENCHMARKED
 _____% UltraMid-Cap         _____% U.S. Government Plus
 _____% UltraSmall-Cap       _____% Rising Rates Opportunity

 _____% UltraOTC

 --------------------------------------- ---------------------------------------
8 Replacement

Does the Owner have any existing life insurance or annuities?  . . . . . . . . .
_ Yes _ No
Will this annuity replace any existing life insurance or annuity?  . . . . . . .
.. _ Yes _ No
Company _______________________________________________________________________
Policy No. __________________________________________________________________
9 Telephone Authorization
Unless waived, the owner will have automatic telephone transfer authorization.
I hereby authorize and direct ALIC to make allowable transfers of funds or reallocation of net premiums among available subaccounts or to complete other financial transactions as may be allowed by ALIC at the time of request, based upon instructions received from the Owner by phone. ALIC will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. ALIC will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If ALIC does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, ALIC may be liable for any losses due to unauthorized or fraudulent instructions. I understand: a) all telephone transactions will be recorded; and b) this authorization will continue to be in force until the earlier of (1) written revocation by the Owner is received by ALIC or (2) ALIC discontinues this privilege.

_ I elect NOT to have telephone transfer authorization.

10 Automatic Bank Draft

Please attach a voided check. Note: If voided check is NOT attached and a personal check accompanies this application, the account referenced on the check will be used to establish this plan. Minimum draft amount is $50.

Please draw $_________________________ from the bank account as shown below on the ____________ (day) of each month and invest as shown in Section 7 of this application. Name of Depositor/Account Name Account Number Name of Bank, Branch and Bank Address This authorization can be terminated upon 30 days written notice to the other party by the depositor or ALIC. ALIC may terminate this authorization if any debit entry is not honored.

X Signature(s) and Title of Officer or Trustee(s)
11 Annuity Date

Annuity payments are scheduled to begin the later of 5 years or the Annuitant's age 85. However, you may request a specific year in which you wish to begin receiving payments. I wish to change the scheduled Annuity Date. I understand this date must be at least 5 years after the policy date and prior to the Annuitant's age 95.

Date: Month ____________________ Year ____________
This date may be amended in the future.


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1010

12 Special Instructions

13 Endorsements/Corrections

Home Office Use Only

No change in the amount, plan, classification or benefits will be effective unless agreed to in writing by the owner. This space will not be used in MD, PA, WV or any other state if not allowed by Statute or Regulation. 14 Suitability Information With joint owners, include information for both Owners.

a. Total annual income from occupation(s) $ ________

b. Total annual income from other source(s) $ ________
 Indicate source(s)________   (dividends, rental income, interest, etc.)

c. Projected total income(s) for next 12 months $ ________

d. Estimated total net worth (excluding home) $ ________

e. Estimated Liquid Net Worth (Cash Investments) $ ________

f. Investment Experience (number of years) ___________ years

g. Tax Bracket(s)__________________________________________

h. Is the Owner a citizen of the United States? . . . . . . . . . . . . . . . .
.. . . . . . . . . . . . . . . Yes _ No
Joint Owner? (if applicable) . . . . _ Yes _ No

Investment Objectives & Risk Tolerance: Please review the investment policy and objectives of the fund portfolios provided in the prospectus and supplemental materials. In order to determine if this policy meets your investment objectives and continuing financial needs, please complete the following:

Investment Objectives: Please check at least one. Multiple objectives can be selected. However if more than one, please rank based on order of importance to you. Primary = 1, Secondary = 2, etc. ___Long Term Gain ___Short Term Gain ___Income ___Tax Advantaged ___ Safety of Principal

Risk Tolerance: Please rank what level(s) of risk is acceptable to you. Your ranking should be based on the level of risk most tolerable with most tolerable = 1, least tolerable = 5. Your portfolio selections should be consistent with the risk tolerance levels you rank below. ___Low Risk ___Moderate Risk ___Speculative Risk ___High Risk
15 Acknowledgments & Disclosures

I hereby acknowledge receipt of the current prospectus, and any supplements, for this policy including any required disclosure if this application is for a qualified plan. I understand that withdrawals made prior to age 59-1/2 could subject me to a 10% IRS penalty tax. If you are purchasing this policy for use in a tax-qualified plan (any type of IRA, TSA, pension or profitsharing plan), please acknowledge the following: I have been informed and understand that a tax-deferred accrual feature is provided through my tax-qualified plan and this annuity does not provide any additional tax-deferral benefit. In addition, I am also acknowledging that I am purchasing this annuity policy for use in a tax-qualified plan because of its features and/or benefits other than tax-deferral (such as the lifetime income option, available death benefit and/or maximum guarantee fees).

_ Check here if you wish to receive a copy of the Statement of Additional Information. FOR YOUR PROTECTION, PLEASE READ THE FOLLOWING NOTICE: In several states, we are required to advise you of the following: Any person who knowingly and with intent to defraud provides false, incomplete, or misleading information in an application for insurance, or who knowingly presents a false or fraudulent claim for payment of a loss or benefit, is guilty of a crime and may be subject to fines and criminal penalties, including imprisonment. In addition, insurance benefits may be denied if false information provided by an applicant is materially related to a claim.

NOTE FOR COLORADO RESIDENTS: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

NOTE FOR FLORIDA RESIDENTS: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTE FOR NEW JERSEY RESIDENTS: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties. NOTE FOR NEBRASKA/OREGON/TEXAS/VERMONT/VIRGINIA RESIDENTS: Any person who, with intent to defraud or knowing that he is facilitating a fraud against insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

NOTE FOR PENNSYLVANIA RESIDENTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal or civil penalties.


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1010

16 Agreements

I represent to the best of my knowledge and belief that all statements and answers in this application are complete and true. It is further agreed that these statements and answers will become a part of the policy when issued.

I understand that: a) policy values not in the Fixed Account may increase or decrease in accordance with the experience of the selected investment options of the Separate Account; b) the amount of the benefit payable on surrender is not guaranteed, but is dependent on the then surrender value; and c) this policy is appropriate to meet my investment objectives and anticipated financial needs.

17 Substitute W-9 Certification

I certify under penalty of perjury that: 1) the number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2) I am not subject to backup withholding because: a) I am exempt from backup withholding, or b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or c) the IRS has notified me that I am no longer subject to backup withholding. You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING. 18 Signatures I represent to the best of my knowledge and belief that all statements and answers in this application are complete and true.

Dated at (City, State)                      On this Date

X Signature of Owner X Signature of Joint Owner (if applicable) X Signature of Annuitant (Parent or Guardian if Juvenile) if other than Owner X Signature of Joint Annuitant (if applicable) 19 Representative's / Agent's Statement Policy Delivery Send to: _ Owner _ Representative If not completed, policy will be mailed to owner.

Does the Owner (Applicant) have any existing life or annuity policies? . _ Yes _ No

Do you have any knowledge or reason to believe that replacement of existing insurance or annuity coverage may be involved? (If yes, give details.) . . . . .
.. . . . . _ Yes _ No

Did you see each Proposed Insured at the time of application completion? .. _ Yes _No

You must positively identify the Owner with a government-issued picture form of identification (I.D.). Examples of acceptable forms are: Driver's License, Passport, Military I.D., Green Card.

You must also obtain a copy of the government-issued I.D. and submit it with this application. If it is not possible to obtain a copy, you must provide the following information:

What form of I.D. did you use?      I.D. #           Expiration Date
What was or will be the source of funds used to apply for the policy?
_ Checking Account? _ Savings Account? _ Proceeds from Investments?
 _ Inheritance?_ Other ________________________________________________________
I certify that: (1) the information provided by the owner has been accurately recorded; (2) a current prospectus and all supplements were delivered; and (3) I have reasonable grounds to recommend the purchase of the policy as suitable for the owner; and (4) For MN residents, I have delivered the Minnesota Guarantee Association Notice.
X Signature of Registered Representative/Agent Code FL
Agents only - Provide FL License I.D. # Name of Registered Representative/Agent (Please Print) Code FL Agents only - Provide FL License I.D. #

Agency or Broker/Dealer (Please Print)

Broker/Dealer Review                             Principal Signature


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